EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon to Acquire Dorner Manufacturing;
New Platform for Intelligent Motion Provides Catalyst for Growth

•Adds leading automation solutions platform with differentiated technology in high-precision conveying systems for attractive growth markets
•Acquisition expands intelligent motion capabilities and aligns with Blueprint for Growth 2.0 strategy
•Deepens reach into strong secular growth markets including food processing, life sciences, consumer packaged goods, e-commerce and industrial automation
•Establishes scalable platform that enables revenue synergies and entry into the fragmented, high-growth specialty conveyor market
•Proven track record of double-digit growth and strong margin profile; expected to be EPS accretive in fiscal 2022
•Teleconference to review acquisition scheduled for 5:00 pm ET, March 1, 2021

BUFFALO, NY, March 1, 2021 - Columbus McKinnon Corporation (Nasdaq: CMCO)(the “Company”), a leading designer, manufacturer and marketer of intelligent motion solutions, products, technologies and services for material handling, today announced that the Company has executed a definitive agreement to acquire Dorner Manufacturing Corporation (“Dorner”), a leading automation solutions company providing unique, patented technologies in the design, application, manufacturing and integration of high-precision conveying systems, from global private markets firm EQT.

David J. Wilson, President and CEO of Columbus McKinnon, commented, “The acquisition of Dorner provides a catalyst for growth in extremely attractive markets and begins the process of reimagining the future of Columbus McKinnon. Dorner advances our strategy to broaden expertise in intelligent motion solutions for material handling, provides access to high-growth secular markets and strengthens our earnings power. Their deep technical expertise and experienced management team are an excellent complement to our global organization. In addition, their offerings provide a critical link to industrial automation, complementing our leadership position in material handling. We believe that the acquisition of Dorner is a defining move that advances our Blueprint for Growth 2.0 strategy and enables multiple opportunities for future growth.”

Growth Catalyst

Dorner creates a growth catalyst for Columbus McKinnon and provides diversification into attractive end-markets. A market leader in the nearly $5 billion global specialty conveyor market, Dorner has a proven track record of growth achieving 12% compound annual growth rate over the last five years and outpacing industry growth rates of approximately 6% to 8%.

Compelling Strategic Rationale

•Markets served by Dorner have strong secular tailwinds driven by supply chain automation and the acceleration of e-commerce adoption across consumer and industrial markets
•Dorner is a leading supplier to the stable growth life sciences, food processing and consumer packaged goods markets and high growth industrial automation and e-commerce sectors
•Dorner has a significant and growing high margin after-market business for patented, branded components

Strong Financial Profile

Expected fiscal 2021 revenue of approximately $125 million (fiscal year ends September 30, 2021)
•Five-year compounded annual revenue growth rate of approximately 12%
•High margin profile with accretive gross and Adjusted EBTIDA margins1
•Strong cash generation capabilities with low capital expenditure requirements

Expanding and Reimagining Columbus McKinnon’s Core with a Platform for Expansion

•Expands Columbus McKinnon’s product offering through a broad range of highly engineered, precision conveying solutions
•Accelerates the Company’s shift to intelligent motion and serves as a platform to expand capabilities in advanced, higher technology automation solutions
•Attractive complementary adjacencies including sortation and asynchronous conveyance
•Columbus McKinnon’s global presence will support Dorner’s geographic expansion

Transaction and Closing Details

The cash transaction valued at $485 million is expected to close early in the Company’s first quarter of fiscal 2022, subject to typical closing conditions and regulatory requirements.

•Purchase price represents 15.5x fiscal 2021 expected Adjusted EBITDA1 or approximately 13.5x after year-two synergies
•Nearly $5 million in expected annual cost synergies to be achieved over next two years
•J.P. Morgan Chase Bank, N.A. is administrative agent on Columbus McKinnon’s existing credit facilities and has provided committed underwritten debt financing in support of the transaction
•Permanent financing plan anticipates a mix of debt and equity2, targeting a net leverage ratio in the near-term of less than 4.0x Adjusted EBITDA1 with expectations of reducing the net leverage ratio below the Company’s targeted 2.0x net debt to Adjusted EBITDA1 within two years.

Gregory P. Rustowicz, Chief Financial Officer of Columbus McKinnon, noted, “We have consistently demonstrated our ability to quickly de-lever our balance sheet following acquisitions. We believe that our strong cash generation supplemented with Dorner’s financial performance supports our funding plan. The initial financing structure provides flexibility for timely execution of the transaction. We expect to put in place a permanent financing structure after closing with new debt and equity which provides a permanent capital structure that is flexible and low cost. We expect the acquisition to be accretive in the first year.”

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1 Adjusted EBTIDA is a non-GAAP metric. See the note regarding forward looking non-GAAP metrics at the end of this release.
2 See Additional Information provided in this release regarding the Company’s intention to refinance a portion of the debt to be incurred with the Dorner acquisition.

About Dorner

Founded in 1966 in Hartland, Wisconsin, Dorner is a leader in high-precision, specialty conveyor systems that enhance productivity, quality, reliability, speed, uptime, and end user profitability. Dorner offers a broad product offering across both modular standard and highly engineered custom conveyor solutions. With nearly 400 employees, Dorner has deep engineering and technical expertise with facilities in North America, Europe, and Asia.

Special Teleconference/webcast

Columbus McKinnon will host a conference call and live webcast today at 5:00 pm Eastern Time, at which management will review the details of the acquisition and Dorner’s compelling growth story. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at investors.columbusmckinnon.com. A question-and-answer session will follow the formal discussion.

The conference call can be accessed by dialing 201.493.6781. The listen-only audio webcast can be monitored at https://investors.columbusmckinnon.com. To listen to the archived call, dial 412.317.6671 and enter the passcode 13717180. The telephonic replay will be available from 8:00 pm Eastern Time on the day of the call through Monday, March 8, 2021. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.

Advisors

J.P. Morgan Securities LLC acted as exclusive financial advisor. DLA Piper served as outside counsel on the transaction and financing.

About Columbus McKinnon

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions, products, technologies, systems and services that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, actuators, rigging tools, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.columbusmckinnon.com.

Additional Information

The Company intends to refinance a portion of the debt to be incurred to finance the Dorner acquisition through an underwritten public offering of shares of its common stock. Any such offering will be subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

A shelf registration statement (File No. 333-231827) relating to the Company’s common stock was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on July 2, 2019. Any offering of shares of the Company’s common stock will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. Copies of the preliminary prospectus supplement and accompanying prospectus relating to such offering will be filed with the SEC and, when available, may be obtained by contacting the investment banking firms designated as representatives of the underwriting syndicate for such offering (as to which representatives, additional details will be made available by the Company at a later date).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This news release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, which involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the ability of the Company to complete the acquisition of Dorner, the integration of Dorner into the Company to achieve cost and revenue synergies, the ability of the Company and Dorner to achieve revenue expectations, the ability of the Company to execute its financing plans in connection with the Dorner acquisition, global economic and business conditions including the impact of COVID-19, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Use of Forward Looking Non-GAAP Financial Metrics

This news release presents forward looking statements regarding non-GAAP Adjusted EBITDA margin. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with post-closing adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

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Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

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